UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 289-2776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Item 1.01	Entry into Material Definitive Agreement.

Overview

As previously disclosed, on November 2, 2023 and December 7, 2023, Deep Medicine Acquisition Corp. executed loan agreements with certain accredited investors (together, the “Prior Loan Agreements”) pursuant to which such investors agreed to loan Deep Medicine up to an aggregate $11,000,000 in exchange for the issuance of convertible notes and warrants. On February 2, 2024, TruGolf Holdings, Inc. (f/k/a Deep Medicine Acquisition Corp.) (the “Company”) executed a securities purchase agreement (the “Purchase Agreement”) with each of the investors that executed the Prior Loan Agreements, which replaced, in their entirety, the Prior Loan Agreements, and with additional investors (together, the “PIPE Investors”). Pursuant to the terms and conditions of the Purchase Agreement, the PIPE Investors agreed to purchase from the Company (i) senior convertible notes in the aggregate principal amount of up to $15,500,000 (the “PIPE Convertible Notes”), (ii) Series A warrants to initially purchase 1,409,091 shares of the Company’s Class A common stock (the “Series A Warrants”); and (iii) Series B warrants to initially purchase 1,550,000 shares of the Company’s Class A common stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “PIPE Warrants”) (the “PIPE Financing”).

The Purchase Agreement contemplates funding of the investment (the “Investment”) across multiple tranches. At the first closing (the “Initial Closing”) an aggregate principal amount of $4,650,000 of PIPE Convertible Notes will be issued upon the satisfaction of certain customary closing conditions in exchange for aggregate gross proceeds of $4,185,000, representing an original issue discount of 10%. On such date (the “Initial Closing Date”), the Company will also issue the PIPE Investors the Series A Warrants and the Series B Warrants.

Subject to satisfying the conditions discussed below, the Company has the right under the Purchase Agreement, but not the obligation, to require that the PIPE Investors purchase additional Notes at up to two additional closings. Upon notice at any time after the 2nd trading day following the Initial Closing Date, the Company may require that the PIPE Investors purchase an additional aggregate principal amount of $4,650,000 of PIPE Convertible Notes, in exchange for aggregate gross proceeds of $4,185,000, if (i) the Registration Statement (as described below) has been filed; and (ii) certain customary closing conditions are satisfied (the “First Mandatory Additional Closing”). Upon notice at any time after the 2nd trading day following the date that the First Mandatory Additional Closing is consummated, the Company may require that the PIPE Investors purchase an additional aggregate principal amount of $6,200,000 of PIPE Convertible Notes, in exchange for aggregate gross proceeds of $5,580,000, if (i) the shareholder approval is obtained (as described below); (ii) the Registration Statement has been declared effective by the SEC; and (iii) certain customary closing conditions are satisfied (the “Second Mandatory Additional Closing”).

In addition, pursuant to the Purchase Agreement, each PIPE Investor has the right, but not the obligation, to require that, upon notice, the Company sell to such PIPE Investor at one or more additional closings such PIPE Investor’s pro rata share of up to a maximum aggregate principal amount of $10,850,000 in additional PIPE Convertible Notes (each such additional closing, an “Additional Optional Closing”); provided that, the principal amount of the additional PIPE Convertible Notes issued at each Additional Optional Closing must equal at least $250,000. If a PIPE Investor has not elected to effect an Additional Optional Closing on or prior to August 2, 2024, such PIPE Investor shall have no further right to effect an Additional Optional Closing under the Purchase Agreement.

PIPE Convertible Notes

General. The PIPE Convertible Notes will mature on the date that is five years from each respective issuance date (the “Maturity Date”), unless earlier converted (only upon the satisfaction of certain conditions). The Maturity Date may be extended at the sole option of the holders, under certain circumstances specified therein. The Notes will have an original issue discount of 10%.

Ranking. The Notes will be our senior unsecured obligations and not the financial obligations of our subsidiaries. Until such date no Notes remain outstanding, all payments due under the Notes will be senior to all of our subordinated indebtedness and subordinated indebtedness of any of our subsidiaries and equal in right of payment with all of our other indebtedness and other indebtedness of any of our subsidiaries.

Interest. The Notes bear interest at the rate of 10.0% per annum that (a) shall commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months, and (c) shall be payable in shares of our Class A common stock so long as certain conditions are met, provided that the Company may at its option pay such interest in cash or a combination of cash and shares of our Class A common stock; provided further that if such interest is being paid in shares of our Class A common stock it shall bear interest at the rate of 15.0% per annum. If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date, all accrued and unpaid interest, any make-whole amount, and any late charges on the amount being converted or redeemed will also be payable.

The interest rate of the Notes will automatically increase to 15% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “— Events of Default” below).

Conversion Rights.

Conversion at Option of Holder. Each holder of Notes may convert all, or any part, of the outstanding Notes, at any time at such holder’s option, into shares of our Class A common stock at an initial “Conversion Price” of $10.00 per share, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Upon the voluntary conversion by the holders of the PIPE Convertible Notes, in addition to the issuance of the Class A common stock issuable upon conversion of the principal amount of PIPE Convertible Notes, the Company shall issue to the holders in Class A common stock the sum of (A) all accrued interest on the PIPE Convertible Notes to date plus (B) all interest that would otherwise accrued on such principal amount of the PIPE Convertible Notes if such converted principal would be held to the Maturity Date at the Conversion Price.

With limited exceptions, if the Company at any time while a PIPE Convertible Note is outstanding, issues any Class A common stock or securities entitling any person or entity to acquire shares of Class A common stock (upon conversion, exercise or otherwise), at an effective price per share less than the Conversion Price then the Conversion Price shall be reduced to the same price as the new investment.

Limitations on Conversion. A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of our common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, we have the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Conversion Upon Event of Default. Following the occurrence and during the continuance of a Event of Default (as defined below), each holder may alternatively elect to convert all or any portion of such holder’s PIPE Convertible Notes at the “Alternate Conversion Price” equal to the lesser of (i) the Conversion Price, and (ii) 90% of the lowest VWAP of the Class A common stock during the five (5) consecutive trading days immediately prior to such conversion.

Other Adjustments. The initial conversion price (the “Conversion Price”) of the PIPE Convertible Notes is $10.00 per share; provided that the Conversion Price will be automatically reduced to the applicable Adjustment Price (as defined below) if on (i) the 45th calendar day after the initial issuance date, and/or (ii) the date the Registration Statement (as described below) is declared effective by the SEC (each, an “Adjustment Measuring Date”), the greater of (A) $2.00 with respect to $5.0 million in principal amount of PIPE Convertible Notes and $2.50 with respect to the remainder of the PIPE Convertible Notes (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), and (B) the lowest volume weighted average price (“VWAP”) on any trading day during the five trading day period ended, and including, the trading day immediately prior to such applicable Adjustment Measuring Date (each, an “Adjustment Price”), is less than the Conversion Price then in effect.

Redemption Rights.

Holder Event of Default Redemption. Upon an Event of Default, each holder may elect to redeem all or any portion such holder’s PIPE Convertible Notes in cash at a redemption premium of 25% to the greater of (i) the amount then outstanding under such notes, and (ii) the equity value of our Class A common stock underlying the PIPE Convertible Notes. The equity value of our Class A common stock underlying the PIPE Convertible Notes is calculated using the greatest closing sale price of our Class A common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Holder Bankruptcy Event of Default Mandatory Redemption. Upon any bankruptcy Event of Default, we shall immediately redeem in cash all amounts due under the PIPE Convertible Notes at a 25% premium unless the holder waives such right to receive such payment.

Holder Change of Control Redemption. Upon a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a 5% redemption premium to the greater of the amount then outstanding under the Notes to be redeemed, and the equity value of our Class A common stock underlying the PIPE Convertible Notes. The equity value of our Class A common stock underlying the PIPE Convertible Notes is calculated using the greatest closing sale price of our Class A common stock on any trading day immediately preceding the earlier of (i) the public announcement of such change of control and (ii) the consummation of such change of control, and ending on the date we make the entire payment required.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, of the PIPE Convertible Notes at price equal to the greater of (i) the amount outstanding under such PIPE Convertible Note, and (ii) the equity value of our Class A common stock underlying the PIPE Convertible Notes. The equity value of our Class A common stock underlying the PIPE Convertible Notes is calculated using the greatest closing sale price of our Class A common stock on any trading day immediately preceding the date that we deliver notice of such redemption and the date we make the entire payment required.

Events of Default. The PIPE Convertible Notes contain standard and customary events of defaults (each, an “Event of Default”), including but not limited: (i) the suspension from trading or the failure to list our Class A common stock within certain time periods; (ii) failure to pay to the holder any amount of principal, Make-Whole Amount, interest, late charges or other amounts when due; (iii) the failure to timely file or make effective a registration statement on Form S-3 pursuant to the Registration Rights Agreement, (iv) our failure to cure a conversion failure or failure to deliver shares of our Class A common stock under the PIPE Warrants, or notice of our intention not to comply with a request for conversion of any PIPE Convertible Note or a request for exercise of any PIPE Warrants, and (iv) bankruptcy or insolvency of the Company.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of our Class A common stock (the “Purchase Rights”), then each holder of PIPE Convertible Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Class A common stock acquirable upon complete conversion of all the PIPE Convertible Notes held by such holder immediately prior to the date as of which the record holders of shares of Class A common stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Fundamental Transaction. The PIPE Convertible Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) assumes in writing all of our obligations under the PIPE Convertible Notes and the other transaction documents in the PIPE Financing.

Warrants

As additional consideration for the purchase of the PIPE Convertible Notes, the Company will issue to the PIPE Investors, the Series A Warrants and the Series B warrants.

Series A Warrants.

Exercise Period. The Series A Warrants shall expire five years after issuance and shall initially be exercisable for an aggregate of 1,409,091 shares of Class A common stock, which number of shares shall be increased each time the holder exercises any Series B Warrants in an amount equal to 91% of the shares of Class A common stock issued pursuant to such Series B Warrant exercise.

Exercise Price. The initial exercise price of the Series A Warrants shall be $13.00 per share; provided that if on (A) the 45th calendar day after issuance, and/or (B) the date the Registration Statement (as described below) is declared effective by the SEC (each, a “Warrant Adjustment Measuring Date”), the exercise price then in effect is greater than the greater of (i) $4.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), and (ii) the lowest VWAP on any trading day during the five trading day period ended, and including, the trading day immediately prior to such applicable Warrant Adjustment Measuring Date, the exercise price shall automatically lower to such price.

Cashless Exercise. If at the time of exercise of the Series A Warrants, there is no effective registration statement registering the shares of our Class A common stock underlying such warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

Series B Warrants

Exercise Period. The Series B Warrants shall expire 30 months after issuance and shall initially be exercisable for an aggregate of 1,550,000 shares of Class A common stock.

Exercise Price. The initial exercise price of the Series B Warrants shall be $10.00 per share.

Adjustments. If at any time the sum of (i) the product of (x) the shares underlying the Series B Warrants then remaining and (y) the greater of (A) $4.00 (as adjusted for stock split, stock dividends, stock combinations, recapitalizations and similar events) and (B) the exercise price then in effect and (ii) the sum of the amounts in aggregate exercise price received from prior exercises is less than $15.5 million (the amount of such difference, if any, each a “Deficiency Amount”), the shares underlying the Series B Warrants shall be increased by the quotient of (I) such applicable Deficiency Amount, divided by (II) the exercise price then in effect; provided that the number of shares underlying the Series B Warrants shall not be increased an amount greater than 250% of the original number of shares underlying the Series B Warrants.

Participation Rights. If we issue options, convertible securities, warrants, shares, or similar securities to holders of our shares of our Class A common stock, each Series B Warrant holder has the right to acquire the same as if the holder had exercised its warrant.

Dilutive Issuances. With limited exceptions, if the Company at any time while the PIPE Warrants are outstanding, issues any Class A common stock or securities entitling any person or entity to acquire shares of Class A common stock (upon conversion, exercise or otherwise), at an effective price per share less than the exercise price of the PIPE Warrants (a “Dilutive Issuance”), then the exercise price of the PIPE Warrants shall be reduced to the same price as the new investment. The adjustment to the PIPE Convertible Notes described above on the Adjustment Measuring Date shall be deemed a Dilutive Issuance to the extent the date the Registration Statement (as described below) is declared effective by the SEC after the 45th day after the issuance of the PIPE Warrants.

Fundamental Transactions. The PIPE Warrants prohibit us from entering into specified fundamental transactions unless the successor entity assumes all of our obligations under the PIPE Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a PIPE Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the PIPE Warrant been exercised immediately prior to the applicable corporate event.

Registration Rights

On the Initial Closing Date, the parties entered into a registration rights agreement (the “Registration Rights Agreement”), which grants the PIPE Investors certain customary registration rights in connection with the PIPE Financing with respect to the shares of Class A common stock underlying the PIPE Convertible Notes and PIPE Warrants. In accordance with the terms and conditions of the Registration Rights Agreement, the Company shall prepare and file with the SEC a registration statement on Form S-3 (the “Registration Statement”) registering the resale of the Class A common stock underlying all of the PIPE Convertible Notes and PIPE Warrants within thirty (30) days after the Initial Closing Date, with the ability to extend such date until March 31, 2024 under certain circumstances, (the “Filing Deadline”) and to have such registration statement effective by the later of (i) one hundred and fifty (150) days after the filing of the Registration Statement, if filed on or before February 14, 2024 and (ii) seventy-five (75) days after the Filing Deadline (or the second business day after the Company is notified by the SEC that such registration statement will not be reviewed or subject to further review).

Shareholder Approval

In compliance with Nasdaq Listing Rule 5635(d), the Company shall not issue any shares of Class A common stock underlying the PIPE Convertible Notes or the PIPE Warrants if the issuance of such shares of Class A common stock would exceed the aggregate number of shares of Class A common stock which the Company may issue upon conversion of the PIPE Convertible Notes or exercise of the PIPE Warrants without breaching the Company’s obligations under the rules or regulations of the Nasdaq Stock Market. Pursuant to the Purchase Agreement, the Company agreed to hold a special stockholder meeting on or before April 1, 2024 seeking stockholder approval of the issuance of all of the Class A common stock underlying the PIPE Convertible Notes or the PIPE Warrants in compliance with the rules and regulations of the Nasdaq Stock Market (without regard to any limitations on conversion or exercise set forth in the PIPE Convertible Notes or PIPE Warrants, respectively, assuming all notes have been issued and all adjustments with respect to such issuances shall have been made to the PIPE Warrants, as applicable).

The form of Loan Agreement, the form of Registration Rights Agreement, the form of PIPE Convertible Note, and the form of Series A/B Warrant (collectively, the “Transaction Documents”), have been attached as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations between the parties with respect to the transaction described above, the Transaction Documents are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the Transaction Documents, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Transaction Documents. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the Transaction Documents and are modified in important part by the underlying disclosure schedules in the Transaction Documents. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Transaction Documents is not complete and each is qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are filed as Exhibit 4.1, 4.2, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The description of the PIPE Convertible Notes described in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference. The issuance of the PIPE Convertible Notes and the PIPE Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Convertible Note
4.2	Form of Series A/B Warrant
10.1	Form of Securities Purchase Agreement, dates as of February 2, 2024
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2024	TRUGOLF, INC.

	By:	/s/ Christopher Jones
	Name:	Christopher Jones
	Title:	Chief Executive Officer